Exhibit 99.1

BreitBurn Energy Partners L.P. Provides Update on Sunniland Trend

LOS ANGELES, June 8, 2010 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced results of recent development activity within its Sunniland Trend fields.  An infill development well, the CL & CC 27-5AH, was completed in early May in the Sunniland C formation with over 1,500 feet of pay in the horizontal section at a true vertical depth of 11,407 feet. The well is located in the Raccoon Point Field in onshore Florida. The Sunniland Trend has been producing oil since the first discovery well was drilled in the early 1940’s.  Total production from BreitBurn’s operations in the Sunniland Trend is now approximately 2,850 barrels per day.

After four weeks on production, the CL & CC 27-5AH well is producing approximately 1,200 barrels of oil and 1,500 barrels of water per day through the use of a downhole electric pump.  Reservoir pressure is such that oil cannot reach the surface without the continuous operation of the electric pump.  BreitBurn operates the well with a 100% working interest and an 83.6% net revenue interest.

Mark Pease, BreitBurn’s COO, said, “We are extremely pleased with the initial production from our first horizontal well in the Sunniland Trend.  Our operations team continues to achieve outstanding results in the field, and we are very encouraged by the realized production rate that is more than double the rate used in our pre-drill economics.  Production from the CL & CC 27-5AH now accounts for about 5% of the Partnership’s daily production.  The Sunniland Trend, with its established, long-lived reservoirs, is an excellent MLP asset.  The area is also consistent with our strategy of acquiring complex fields with substantial oil in place.”

BreitBurn is currently drilling a second horizontal well in the Raccoon Point Field and expects results from that well in July.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a California-based publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as "believes," “continues,” “encouraged,”  “will,” “expects,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210

BBEP-IR